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                                                                   Exhibit 10.76


                                    EXHIBIT C

                          OPERATING AGREEMENT AND LEASE

         THIS OPERATING AGREEMENT AND LEASE ("Agreement") is made and entered into as of the ___ day of __________, 2002, by and between BORDEN CHEMICAL, INC., a New Jersey corporation with an office at 180 East Broad Street, Columbus, Ohio 43215 (hereinafter called "BCI") and BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership with offices at Highway 73 and 30, Geismar, Louisiana, 70734 (hereinafter called "BCP").

                                    ARTICLE 1

                             PRELIMINARY STATEMENTS

1.1 BCI owns that certain real property located in Ascension Parish, Louisiana (the "BCI Site") as described as Parcels 1, 2 and 3 and Tracts 1, 2 and 3 and the BCI Plant on the "Map Showing Parcels 1, 2 and 3 and Tracts 1, 2, 3 and 4 Being a Portion of Borden Chemical and Plastics Property Located in Sec. 11, T-10-S, R-2-E, Ascension Parish, Louisiana" drawn by Neel-Schaffer, Inc., Brown & Butler Engineers, Planners, and dated July 6, 2000, revised July 20, 2000, July 25, 2000, July 27, 2000 and ______________, 2002 which map is recorded with the Clerk of Court and Recorder of Mortgages for the Parish of Ascension, State of Louisiana as COB _____ Entry # _____ (the "BCI Plat").

1.2 BCP owns that certain real property located in Ascension Parish, Louisiana (the "BCP Site") as described as Tract 4 on the BCI Plat and _(here describe the remainder of BCP's Geismar Site)_.

1.3 BCP owns and operates within the BCP Site a wastewater treatment system (the "Wastewater Treatment Plant") consisting of the following components and the land areas they occupy:

        1.3.1 The shallow groundwater recharge and recovery system (the "Groundwater Recovery System"), including but not limited to the five (5) recovery trenches and seven (7) extraction wells identified on Exhibit A, attached hereto and made a part hereof, and the groundwater recharge units ("GRUs") depicted upon Exhibit A.

        1.3.2 The biological treatment system depicted on Exhibit A.

        1.3.3 An air stripper (the "Air Stripper") at the approximate location shown on Exhibit A.

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        1.3.4 A steam stripper (the "Stream Stripper") at the approximate location shown on Exhibit A.

        1.3.5 Pipelines, pumps, culverts, ditches, swales, tiles, drains, dikes and outfalls used to manage, collect, discharge, divert or transport process wastewater, goundwater or storm water for, to or from the facilities and equipment listed in Sections 1.3.1, 1.3.2,
              1.3.3 and 1.3.4.

        1.3.6 An environmental engineering office at the south end of the engineering building depicted on Exhibit A and a wastewater laboratory located in the same building, including one GC mass spectrometer.

1.4 BCP and BCI are parties to a Utilities and Services Agreement dated July 28, 2000 (the "Utilities and Services Agreement") pursuant to which, inter alia, the Wastewater Treatment Plant is operated by BCP and provides treatment services for both process wastewater and storm water generated or collected on the BCI Site.

1.5 On June 11, 1998, in United States v. Borden Chemicals and Plastics Operating Limited Partnership, No. 94-2592-A-M2, the United States District Court for the Middle District of Louisiana entered a consent decree (the "Consent Decree") between BCP, the United States and the State of Louisiana, which provides, inter alia, for the operation of the Groundwater Recovery System and GRUs for the purpose of removing and preventing the migration of hazardous wastes and hazardous constituents in shallow groundwater at the BCP Site.

1.6 The parties desire to enter into this Agreement for the purpose of establishing the rights and obligations of each of the parties with respect to the operation of the Waste Water Treatment Plant.

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BCP and BCI agree as follows:

                                    ARTICLE 2

                                OPERATION BY BCP

2.1 Until the later of (i) four months following the completion of the decommissioning work described in Section 2.2.1, 2.2.3 and 2.2.4, below, and (ii) the date of completion of all decommissioning work described in
        Section 2.2.1, 2.2.2, 2.2.3 and 2.2.4, below (hereinafter the "Transfer Date"), BCP, at its own cost and without contribution by BCI (except as provided in the Utilities and Services Agreement), shall operate the Wastewater Treatment Plant to manage and treat process wastewater and storm water for both the BCI Site and the BCP Site, and shallow groundwater recovered in Groundwater Recovery System. Until the Transfer Date process wastewater and storm water management and treatment services shall be provided by BCP to BCI upon the same

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        terms, conditions and costs as provided in the Utilities and Services
        Agreement. BCP will give BCI at least fifteen (15) days advance written notice of occurrence of the Transfer Date.

        2.2 Decommissioning of the BCP owned operating plants at the BCP Site shall be defined as:

        2.2.1 Removal of all catalysts, chemicals and lubricating oils from all equipment and piping in the BCP owned operating plants and removal of acetylene plant soot and soot filters;

        2.2.2 Removal of asbestos from all discontinued or abandoned piping or equipment, or repair of all asbestos on all piping or equipment remaining in use in the BCP owned operating plants;

        2.2.3 Unless sold to a third party, closure of all RCRA permitted equipment, including the Sphere Tank, Bullet Tank, VCR Day Tank and VCR Unit in accordance with BCP's RCRA Part B permit application covering such units and, to the extent applicable, any other legal requirements (if sold to a third party, only the Bullet Tank will require closure to satisfy this provision); and

        2.2.4 Closure of the deepwell system in accordance with Louisiana state laws and regulations and, to the extent applicable, any other legal requirements.

        2.2.5 The BCP owned operating plants shall consist of all operating plants at the BCP Site, excluding the formaldehyde plants, the Wastewater Treatment Plant and all Monochem facilities.

                                    ARTICLE 3

                       LEASE OF WASTEWATER TREATMENT PLANT

3.1 Effective on the Transfer Date, BCP does hereby lease to BCI and BCI does hereby lease from BCP, the Wastewater Treatment Plant.

3.2 The Wastewater Treatment Plant shall be operated by BCI for the purposes set forth in Article 4 of this Agreement.

3.3 BCP will, with the approval of transfer of the permits by the applicable regulatory authorities which the parties shall use their best efforts to obtain, assign to BCI the LPDES permit and other operating permits for the Wastewater Treatment Plant.

3.4 During the term the Wastewater Treatment Plant is so leased by BCI, BCI shall pay all

        3.4.1 Taxes, assessments, levies, charges, similar impositions, imposed by any authority having direct power to tax, including any city, country, state or federal government, as against any legal or equitable interest of BCP or BCI in the

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               Wastewater Treatment Plant, or any part thereof which is leased by BCI, but not BCP's federal state or local income or franchise taxes.

        3.4.2 License, permit and registration fees and similar charges connected with the ownership or operation of the Wastewater Treatment Plant; and

        3.4.3 Utilities used or consumed in, on or from the Wastewater Treatment Plant.

3.5     During the term the Wastewater Treatment Plant is so leased by BCI,

        3.5.1 BCI shall provide and maintain:

        (i) "All Risk" insurance, with standard underground exclusion endorsements, in the full replacement value of all personal property and improvements forming part of the Wastewater Treatment Plant,

        (ii) Worker's Compensation Insurance at Statutory limits under the laws of the state of Louisiana, and Employer's Liability Insurance with limits of not less than $500,000, and

        (iii) Comprehensive General Liability Insurance with bodily injury (including death) limits of not less than $2,000,000 for any one person and $5,000,000 for two or more persons in any one accident, and property damage limits of not less than $2,000,000 for any one accident.

        3.5.2 The insurance to be provided pursuant to this Section may be provided pursuant to blanket insurance policies or may be self-insured; provided, however, in no event shall the protection afforded by such blanket policies or self insurance be less than otherwise required hereunder; provided further that if BCI retains any part of the risks to be insured in this Section as a self-insurer or under such blanket policies BCI shall have the same liability as an insurer would have to the extent, if any, that such retention results in insurance for less than the full amounts required in this Section.

        3.5.3 Certificates of insurance evidencing the coverage required hereunder shall be delivered prior to the Transfer Date and replacement certificates shall be delivered within ten (10) days prior to the expiration of any of the insurance policies evidenced by such certificates.

        3.5.4 BCP shall be named an additional insured on all such policies of insurance as its interests may appear.

3.6 The obligations undertaken and the funds to be expended by BCI pursuant to Sections 3.4 and 3.5 and Article 4 shall constitute rent for the lease of the Wastewater Treatment Plant.


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                                    ARTICLE 4

                                OPERATION BY BCI

4.1 Commencing on the Transfer Date, BCI shall, pursuant to the lease created hereby, be the sole operator of the Wastewater Treatment Plant. BCI shall, at its own cost and expense and without contribution by BCP, operate the Wastewater Treatment Plant to manage treat and discharge process wastewater from the BCI Site, storm water from both the BCP Site and the BCI Site and shallow groundwater recovered in the Groundwater Recovery System. Except on a transitional basis as provided in Section 6.3, below, and except as may be separately agreed between BCI and BCP, or a successor owner or operator of the BCP Site, (i) BCI shall have no obligation to manage or treat process wastewater originating on the BCP Site and (ii) BCI shall have no obligation to manage or treat storm water originating from any portion of the BCP Site which has been acquired (whether by conveyance, lease or license) by any third party.

4.2 As operator, BCI shall have the following rights, duties and obligations:

        4.2.1 BCI shall itself, or through contractors or subcontractors, modify, operate, maintain and repair the Wastewater Treatment Plant and perform all other activities in order for BCI to comply with the terms of this Agreement. BCI shall have and is granted full power and authority to perform such actions and things as it deems advisable or expedient in connection with the operation, repair, governmental compliance, safety, maintenance, protection, expansion, alteration, modification, and use of the Wastewater Treatment Plant.

        4.2.2 BCI shall conduct the operation contemplated hereunder in accordance with BCI's own good operating practices. BCI shall conduct such operations in a lawful manner and in compliance with the LPDES permit and other operating permits for the Wastewater Treatment Plant and all other applicable governmental laws, rules, regulations and orders.

        4.2.3 The employees engaged in any phase of operations conducted hereunder shall be employees of BCI or of contractors engaged by BCI.

        4.2.4 BCI shall, at its own cost and expense, procure or furnish or cause to be furnished all materials, equipment, services, supplies, utilities and labor which it deems necessary or desirable for the operation of the Wastewater Treatment Plant.

        4.2.5 Employees of BCI or of any contractor engaged by BCI shall have free access to the BCP Site for activities deemed necessary or desirable in connection with the operation of the Wastewater Treatment Plant, subject only to observance of BCP's standard security, safety and loss control rules.

        4.2.6 BCI shall have the right to transport across the BCP Site such utilities as are necessary or desirable for the operation of the Wastewater Treatment Plant, including but not limited to water, air, telephone, electricity, steam, nitrogen and natural gas, and for such purpose shall have the right to utilize the existing utility

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              lines which service the Wastewater Treatment Plant, and the right to make repairs, replacements or improvements to such utility lines.

4.3 BCI shall have the right and servitude to manage, collect, divert and transport storm water on the BCP Site, including the right to make civil engineering improvements to the BCP Site, to construct dikes, ditches or swales, to install and operate drains, tiles, pipelines and pumps and to otherwise do such things as it deems necessary or desirable in order to efficiently manage the storm water of the BCP Site.

                                    ARTICLE 5

                                  FORCE MAJEURE

5.1 Neither party shall be responsible or liable for delay or failure to perform any covenant or obligation hereunder, if occasioned by or in consequence of any act of God, strike, lockout, act of the public enemy, war, blockade, insurrection, riot, landslide, earthquake, fire, storm, flood, washout, civil disturbance, explosion, breakage or accident to machinery, equipment or pipelines, inability to obtain fuel, power, utilities, machinery, equipment or materials, act of government, governmental regulation or law, whether local, state, or national, or any other cause or circumstance, whether of the kind enumerated above, or otherwise, not within each party's reasonable control by the exercise of due diligence such party is unable to prevent or overcome.

5.2 In the event of any such force majeure, the party affected shall use its best efforts to continue in the performance of its obligations hereunder and bring to an end such force majeure provision as soon as reasonably possible.

5.3 Notwithstanding the foregoing, no party shall be required to settle any labor matter against its own best judgment.

                                    ARTICLE 6

                                      TERM

6.1 The initial term of the Agreement shall commence as of the date hereof and continue for an initial term of ten (10) years. Following the expiration of the initial term, BCI shall have the right to renew the term of this Agreement for up to two (2) successive ten (10) year renewal terms, provided BCI gives BCP written notice of intent to renew not less than six (6) months prior to the expiration of the initial term or first renewal term, as the case may be, and provided further that BCI is not at that time in material breach of any terms or conditions of this Agreement.

6.2 Notwithstanding the term stated in Section 6.1 above, in the event the BCP Site is sold by BCP to any third party, BCP or its successor shall have the right, upon three (3) months prior written notice to BCI, to terminate BCI's lease with respect to all portions of the Wastewater Treatment Plant other than the Groundwater Recovery System and GRUs

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        and BCI's rights to operate all portions of the Wastewater Treatment
        Plant other than the Groundwater Recovery System and GRUs (hereinafter a "Partial Termination"), provided such Partial Termination is conditioned upon the new third party owner having entered into an agreement with BCI, on terms reasonably acceptable to BCI, whereby such new owner agrees for the remaining duration of the term of this Agreement, including renewal periods hereof, including without limitation (i) to operate the Wastewater Treatment Plant to treat process wastewater and storm water from the BCI Site and groundwater recovered from the Groundwater Recovery System at costs and upon terms similar to those costs and terms set forth in the Utilities and Services Agreement and (ii) to give BCI separate alternate access to and use of the Air Stripper and Steam Stripper at reasonable costs to treat an appropriate portion of BCI's process wastewater, storm water and recovered groundwater.

6.3 Upon the effective date of such Partial Termination BCI shall, with the approval of transfer of the permits by the applicable regulatory authorities which the parties shall use their best efforts to obtain, reassign to the new owner the LPDES permit, and other operating permits for the Wastewater Treatment Plant. BCI will work with the new owner in good faith on an orderly transfer of the operation of the Wastewater Treatment Plant, so that no party is deprived of wastewater treatment services during any transitional period.

6.4 BCI's lease with respect to the Groundwater Recovery System and the GRUs and BCI's rights with respect to operation of the Groundwater Recovery System and the GRUs shall survive any such Partial Termination.

                                    ARTICLE 7

                                   LIMITATIONS

7.1 Neither party makes any representations or warranties with respect to the Wastewater Treatment Plant or the services to be provided hereunder other than the limited warranty that all services shall be rendered in accordance with the terms and conditions of this Agreement.

7.2 In no event whatsoever shall any party be liable to the other, whether in contract, tort or otherwise, for any special, indirect, punitive, incidental or consequential damages with respect to any claim arising out of the performance or non-performance of this Agreement or with respect to the relationship created hereby.

                                    ARTICLE 8

                                  MISCELLANEOUS

8.1 Assignment. Neither party may assign its rights or obligations hereunder to any non-affiliated third party without the other party's prior written consent; which consent shall not be unreasonably withheld; provided, however, that BCI may assign its rights and

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        obligations under this Agreement without the consent of BCP if the assignee acquires all or substantially all of BCI's right, title and interest in and to the BCI Site.

8.2 Notices. All notices under this Agreement shall be in writing and shall be sent registered or certified mail, return receipt requested, addressed to the proper party shown below, unless said address shall have been changed by written notice:

         If to BCI:

                  BORDEN CHEMICAL, INC.
                  180 East Broad Street
                  Columbus, Ohio 43215
                  Attn: President

                           with a copy to:

                  BORDEN CHEMICAL, INC.
                  180 East Broad Street
                  Columbus, Ohio 43215
                  Attn: General Counsel

         If to BCP:

                  BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP C/o BCP Management, Inc.
                  Vorys, Sater, Seymour and Pease, LLP
                  52 East Gay Street
                  Columbus, OH 43216
                  Attn: Mr. Joseph D. Lonardo

                  with a copy to:

                  Lemle & Kelleher
                  601 Poydras Street, 21st Floor
                  New Orleans, LA 70130
                  Attn: Mr. E. L. Edwards

                  and

                  Jones, Day, Reavis & Pogue
                  3500 SunTrust Plaza
                  303 Peachtree Street, N.E.
                  Atlanta, Georgia 30308-3242
                  Attn: Mr. Neil P. Olack


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8.3     Modifications. This Agreement shall not be modified or changed, except by written instrument executed by a duly authorized officer of both of the parties hereto.

8.4 Applicable Law. The place of performance of this Agreement is the State of Louisiana, and the laws of said state shall govern the rights of the parties hereto.

8.5 Invalidity of Particular Provisions. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

8.6 Provisions Binding; No Third Party Beneficiaries. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective successors and permitted assigns o said parties. Nothing contained in the Agreement in intended or shall be construed to afford any person, other than a party here, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof.

8.7 Captions. The captions and headings used throughout this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

8.8 Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties hereto, or by any third party, to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between BCP and BCI, it being expressly understood and agreed that no provisions contained in the Agreement, nor any act or acts of the parties hereto, shall be deemed to create any partnership, joint venture, or agency relationship between BCI and BCP.

8.9 Consent to Jurisdictiona. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Middle District of Louisiana for the purposes of any suit, action or other proceeding arising out of this Master Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section
        8.2 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any

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         action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby in the United States District Court for the Middle District of Louisiana, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers to be effective as of the day and year first above written.

Witnesses:                                           BORDEN CHEMICAL, INC.

____________________                        By: ____________________________

____________________                        Its: _____________________________


                           ---------------------------------
                                      Notary Public

Witnesses:                                  BORDEN CHEMICALS AND
                                            PLASTICS OPERATING LIMITED

                                            PARTNERSHIP

                                            By: BCP Management, Inc., General
                                                Partner

_____________________                       By: ______________________________

_____________________                       Its: ______________________________


                           ---------------------------------
                                      Notary Public

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